EXHIBIT 16.1




Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, NW
Washington, DC  20549

June 27, 2002

Dear Sir/Madam:

We have read the second paragraph of Item 4 included in the Form 8-K dated June 27, 2002 of Horizon Telcom, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP


ARTHUR ANDERSEN LLP

Copy to:
      Peter M. Holland
      Chief Financial Officer
      Horizon Telcom, Inc.


                                       5
1485775v1